SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                   July 17, 1998



Commission     Registrant, State of Incorporation,            I.R.S. Employer
File Number    Address and Telephone Number                   Identification No.
-----------    ----------------------------                   ------------------

1-6047         GPU, Inc.                                          13-5516989
                   (a Pennsylvania corporation)
                   300 Madison Avenue
                   Morristown, New Jersey 07962-1911
                   Telephone (973) 455-8200

1-3141         Jersey Central Power & Light Company              21-0485010
                   (a New Jersey corporation)
                   2800 Pottsville Pike
                   Reading, Pennsylvania 19605
                   Telephone (610) 929-3601

1-446          Metropolitan Edison Company                        23-0870160
                   (a Pennsylvania corporation)
                   2800 Pottsville Pike
                   Reading, Pennsylvania 19605
                   Telephone (610) 929-3601

1-3522         Pennsylvania Electric Company                      25-0718085
                   (a Pennsylvania corporation)
                   2800 Pottsville Pike
                   Reading, Pennsylvania 19605
                   Telephone (610) 929-3601

ITEM 5. OTHER EVENTS.
        -------------
        As previously reported, GPU has stated that it would consider selling the Three Mile Island Unit No. 1 nuclear generation station ("TMI-1"), a 786 MW generating facility jointly owned by GPU's utility subsidiaries ("GPU Energy") as follows: Jersey Central Power & Light Company (25%); Metropolitan Edison Company (50%); and Pennsylvania Electric Company (25%).
TMI-1 is operated by GPU's affiliate, GPU Nuclear, Inc.

        On July 17, 1998, GPU announced that it had entered into a Letter of Intent to sell TMI-1 to AmerGen Energy Company LLC, a joint venture between PECO Energy and British Energy. The Letter of Intent initiates a 90-day period during which GPU and AmerGen will seek to negotiate a definitive agreement for the purchase and sale of TMI-1 and AmerGen would complete its due diligence review of the TMI-1 facility.

        The final purchase and sale agreement will require that all required regulatory approvals and tax rulings be received within 24 months of the execution of that agreement.

Terms of the Sale
-----------------

The Letter of Intent uses December 31, 1999 as an assumed date for financial closing of the sale. For certain items, an adjustment would be made if the financial closing occurs on a different date. (GPU expects that at December 31, 1999, TMI-1 will have a book value of $593 million net of depreciation, including $77 million of nuclear fuel.)

        1.     Cash Purchase Price:

         The total cash purchase price for TMI-1, including the nuclear fuel in the reactor, will be $100.6 million plus certain contingent future payments. The cash purchase price will be as follows:

                - At financial closing, AmerGen will pay GPU $23 million for the plant;

                - AmerGen will pay GPU $77.6 million for the nuclear fuel in the reactor. These payments will be made annually in five equal installments of $15.2 million starting on December 31, 2000.

        2.     Contingent Payments:

         AmerGen would also make certain contingent payments to GPU for the period January 1, 2002 through December 31, 2010 as follows:


                - If the Actual Market Price (to be agreed upon), for capacity and energy, for any year is less than the Market Price Cap, the Deal Strike Price Adjustment will be as follows: (Actual Market Price at TMI - Deal Strike Price) x 786 MW (TMI-1's capacity) x 7,884 (a 90% capacity factor) x .65 (a sharing mechanism);

                - If the Actual Market Price for capacity and energy for any year is greater than the Market Price Cap, the Deal Strike Price Adjustment will be as follows: (Market Price Cap - Deal Strike Price) x 786 MW x 7,884 x .65;

                - If the Actual Market Price for capacity and energy for any year is less than the Deal Strike Price, the difference will be credited against any future adjustment payments which would otherwise be due to GPU;

                - In no event would GPU be required to make an adjustment payment to AmerGen;

                - While the formula is not modified for the actual TMI-1 capacity factor during this period, AmerGen would be entitled to relief for certain force majeure events;

                -     The Market Price Cap is as follows:

                                      2002              29.54
                                      2003              30.89
                                      2004              32.28
                                      2005              33.66
                                      2006              34.41
                                      2007              35.21
                                      2008              35.74
                                      2009              36.36
                                      2010              27.41

                - If the Actual Market Price for TMI-1's energy and capacity were to meet or exceed the Market Price Cap in every year, AmerGen would pay GPU an additional approximately $80 million.

        3.     Purchase Power Agreement:

         GPU will purchase energy and capacity from TMI-1 from January 1, 2000 through December 31, 2001 at the following rates:

                - From January 1, 2000 through December 31, 2000, GPU will purchase TMI-1's energy and capacity for $26.78/Mwh;

                - From January 1, 2001 through December 31, 2001, the purchase price will be $28.26/Mwh.


        4.     Decommissioning Liability:

        At closing, GPU will make additional deposits into the TMI-1 decommissioning trusts to bring the trust totals to $320 million. If these trust funds can not be transferred to AmerGen in a tax-efficient manner, GPU will maintain the funds for AmerGen's benefit until they can be transferred to AmerGen.

        In 1995, a consultant to GPU performed a site-specific study to estimate the decommissioning cost for TMI-1. The consultant's cost estimate for radiological decommissioning and non-radiological cost of removal expressed in 1997 dollars was $409 million.

        Following the closing, AmerGen will have all liability and obligation for all decommissioning cost liabilities and expenses for TMI-1.

        5. TMI-2:

        GPU will continue to own and hold the NRC license for Three Mile Island Unit No. 2. No liability for Unit No. 2 or its decommissioning will be assumed by AmerGen. AmerGen will, however, provide ongoing monitoring and maintenance services for Unit No. 2 following the closing for a fee.

        6.     Employees:

        AmerGen would employ all GPU Nuclear employees located at TMI-1 at financial closing. AmerGen may also offer positions to GPU Nuclear's headquarters staff. GPU will be responsible for all severance payments associated with these employees for a one year period following financial closing.

        For those GPU employees retained by AmerGen, AmerGen will adopt pension and other employee benefit plans that will provide similar benefits to the GPU plans. GPU will be responsible for any enhanced benefits for these employees as part of a GPU Nuclear retirement protection program.


        AmerGen will accept the current collective bargaining agreement covering TMI-1 union employees.

        7.     Approvals:

        The final purchase and sale agreement will require the receipt of all necessary federal and state regulatory approvals prior to financial closing, including from the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission, the Pennsylvania Public Utility Commission and the New Jersey Board of Public Utilities. In addition, certain rulings from the Internal Revenue Service ("IRS") or changes to the IRS regulations and/or the Internal Revenue Code will be necessary with respect to, among other things, the maintenance or transfer of the decommissioning trusts at the closing.

        Among other things, the regulatory approvals must be reasonably satisfactory to the parties and contain no terms or conditions which would have a material adverse effect on TMI-1 or the cost of the transaction to GPU, including GPU's full recovery of TMI-1 decommissioning costs.

        There can be no assurance as to the outcome of these regulatory proceedings.

        A copy of GPU's Energy related news release is annexed as an exhibit.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

               1.     GPU News Release, dated July 17, 1998.

                                    SIGNATURE
                                    ---------

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                    GPU, INC.
                                    JERSEY CENTRAL POWER & LIGHT COMPANY
                                    METROPOLITAN EDISON COMPANY
                                    PENNSYLVANIA ELECTRIC COMPANY


                                    By: /s/ T. G. Howson
                                        -------------------------------
                                        T. G. Howson, Vice President
                                        and Treasurer


Date:   July 17, 1998